UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the company’s long-term succession plan, on May 9, 2016, The Container Store Group, Inc. (the “Company”) announced that Melissa Reiff, 60, current President and Chief Operating Officer, will become the retailer’s Chief Executive Officer, succeeding William A. (“Kip”) Tindell, III, and Sharon Tindell, 60, will add President to her current Chief Merchandising Officer title. Kip Tindell, 62, current Chairman and Chief Executive Officer, will retain his role as Chairman of the Company’s Board of Directors (the “Board”) and will remain an employee of the Company.  In addition, Jodi Taylor will add Chief Administrative Officer to her current Chief Financial Officer title.  These changes were approved by the Board on May 5, 2016 and will be effective July 1, 2016.

Melissa Reiff has served as President of the Company since early 2006, on the Board since August 2007 and as President and Chief Operating Officer since March 2013 (and on the board of directors of The Container Store, Inc. since February 2006). Ms. Reiff joined the Company in 1995 as Vice President of Sales and Marketing. She created and formalized the Company’s Sales and Marketing department and was responsible for sales management, training, advertising, e-business marketing, public relations and new store grand opening launches. In 2003, Ms. Reiff assumed the role of Executive Vice President of Stores and Marketing, as she was responsible for further integrating the stores and marketing functions. As President and Chief Operating Officer, Ms. Reiff was responsible for the business areas of Store Leadership, Marketing (including Advertising, Online, Customer Relationship Management, Public Relations, Cultural Programs, Community Relations and Social Media), Training and Development, Recruiting, Information Systems, Legal, Loss Prevention and Logistics and Distribution. Ms. Reiff has played a critical role in enhancing and strengthening The Company’s employee-first culture centered around its values-based Foundation Principles. She is a member of the Dallas chapter of the American Marketing Association, International Women’s Foundation and C200, an organization of leading women in business dedicated to fostering growth and increasing opportunities for women entrepreneurs and corporate leaders worldwide. Ms. Reiff has served on the board of directors of Etsy, Inc. since April 2015, where she is also a member of the Compensation Committee. Ms. Reiff was selected to the Board because she possesses particular knowledge and experience in retail and merchandising, communication and interpersonal skills, as well as the Company’s business.

Sharon Tindell has served as the Company’s Chief Merchandising Officer since early 2006 and has served on the Company’s Board since August 2007 (and on the Board of The Container Store, Inc. since April 1988). In 1980 she joined us full-time working on the sales floor, managing inventory and participating in other tasks that put her in direct touch with the store’s innovative product mix and customers’ storage and organization challenges. In 1981, Ms. Tindell became the Company’s first buyer. Ms. Tindell drives the Company’s philosophy of developing multi-functional uses for the store’s products and is credited with maintaining The Container Store’s devotion to its original concept of providing only storage and organization products. Ms. Tindell served as Executive Vice President of Merchandising, beginning in 1992 and attained the title of Chief Merchandising Officer in August 2006. She is instrumental in creating the brand presence reflected in the Company’s store and leads all product decisions, product presentation, signage, store interior and exterior, and merchandising development. In addition, she is the force behind the Company’s merchandise supply chain, ultimately responsible for managing inventory levels, inventory turn and margin. In 2006, Ms. Tindell was inducted into the Retailing Hall of Fame, the first woman selected for this honor. Ms. Tindell also serves on the board of the Perot Museum of Nature and Science.  Ms. Tindell was selected to the Board because she possesses particular knowledge and experience in retail and merchandising as well as the Company’s business and its customer. Sharon Tindell is married to Kip Tindell.

In connection with the management changes described above, on May 6, 2016, the Company entered into amended and restated employment agreements with Mr. Tindell, Ms. Reiff, and Ms. Tindell, and also entered into an employment agreement with Ms. Taylor, each to be effective July 1, 2016.

The term of Mr. Tindell’s amended and restated employment agreement will expire on the date of the annual meeting of the Company’s shareholders in 2019.  The agreement provides that, during the term, Mr. Tindell will be Chairman of the Board, a director on the board of directors of Elfa International AB, and an employee of the Company.  The agreement provides that Mr. Tindell’s annual base salary will be $675, 000 during fiscal year 2016 and $350,000 thereafter during the term, and he will be entitled to an annual cash performance-based bonus for fiscal year 2016 with a target of 20% of his annual base salary and a maximum of 40% of his annual base salary.  Mr. Tindell will not be entitled to an annual cash bonus in fiscal year 2017 or 2018.  Mr. Tindell will be entitled to receive the same type and amount of equity-based compensation awards provided generally to the Company’s non-employee directors from time to time.  In connection with his new role, Mr. Tindell’s severance has been modified so that upon a qualifying termination of employment he will be eligible to receive cash severance benefits of one times, instead of two times, his then-current annual base salary.

Ms. Reiff’s employment agreement will have a three-year term beginning July 1, 2016 followed by successive one year terms, unless either party provides the other with notice that it does not elect to extend the term at least 90 days prior to the expiration of the then current term.  It provides for an annual base salary of $800,000 and for an annual cash performance-based bonus with a target of 130% of annual base salary and a maximum of 200% of annual base salary.  It also provides that Ms. Reiff will receive annual grants of equity awards subject to the Company’s 2013 Incentive Award Plan and award agreements thereunder.  On July 1, 2016, Ms. Reiff will receive time-based restricted shares with a target value equal to 31.25% of her annual base salary and performance-based restricted shares with a target value equal to 93.75% of her annual base salary (with such values based on the closing price of the Company’s common stock on the grant date).  The number of 2016 performance-based restricted shares that will be earned may be between 0% and 130% of target.  The time-based restricted shares will vest in equal annual installments on April 1, 2017, April 1, 2018 and April 1, 2019, subject only to continued employment, and the performance-based restricted shares will performance-vest based on specified goals with respect to fiscal 2016 Company performance and will time-vest on April 1, 2018, April 1, 2019 and April 1, 2020, subject to continued employment.  The amount and form of equity-based compensation in future years and the applicable performance targets thereunder will be determined on or prior to the applicable years.

Ms. Tindell’s employment agreement  will have a three-year term beginning July 1, 2016 followed by successive one year terms, unless either party provides the other with notice that it does not elect to extend the term at least 90 days prior to the expiration of the then current term.  It provides that, in addition to her positions with the Company, Ms. Tindell will serve as the chairperson of Elfa International AB.  Ms. Tindell’s employment agreement provides for an annual base salary of $650,000 and for an annual cash performance-based bonus with a target of 130% of annual base salary and a maximum of 200% of annual base salary.  It also provides that Ms. Tindell will receive annual grants of equity awards subject to the Company’s 2013 Incentive Award Plan and award agreements thereunder.  In fiscal year 2016, Ms. Tindell will receive time-based restricted shares with a target value equal to 15.375% of her annual base salary and performance-based restricted shares with a target value equal to 46.125% of her annual base salary (with such values based on the closing price of the Company’s common stock on the grant date).  The number of 2016 performance-based restricted shares that will be earned may be between 0% and 130% of target.  The restricted shares will have the same vesting and treatment upon termination of employment as Ms. Reiff’s.  The amount and form of equity-based compensation in future years and the applicable performance targets thereunder will be determined on or prior to the applicable years.

The amended and restated employment agreements for Mr. Tindell, Ms. Reiff and Ms. Tindell remove the following provisions that were in each of their original employment agreements: (i) the commitment to a minimum target total cash compensation, (ii) the ability for each individual to resign for good reason and receive severance benefits (a) as a result of the termination of the employment of either of the other two individuals by the Company without cause or by such individual for good reason or (b) for any reason during the 30-day period immediately following the six-month anniversary of the occurrence of a change in control of the Company,  (iii) the ability of each individual to resign without good reason on or after August 15, 2016 and receive severance benefits and (iv) the ability of each individual to resign and receive severance benefits as a result of a disability.

Other than the changes described herein, the terms of Mr. Tindell’s, Ms. Reiff’s and Ms. Tindell’s amended and restated employment agreements are substantially similar to those of their respective existing agreements.

Ms. Taylor’s employment agreement is substantially similar to Ms. Reiff’s and Ms. Tindell’s amended and restated employment agreements, except that Ms. Taylor’s annual base salary will be $525,000; her target annual bonus will be 50% of her annual base salary; her maximum annual bonus will be 100% of her base salary; her time-based restricted shares will have a target value equal to 11.9% of her annual base salary and her performance-based restricted shares will have a target value equal to 35.7% of her annual base salary.  In addition, Ms. Taylor’s severance payments will be payable in a lump sum, rather than installments, if her employment is terminated  within the two years immediately following a change in control of the Company.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the respective employment agreements, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement, dated May 6, 2016, between Kip Tindell and The Container Store Group, Inc.

10.2	Third Amended and Restated Employment Agreement, dated May 6, 2016, between Melissa Reiff and The Container Store Group, Inc.

10.3	Third Amended and Restated Employment Agreement, dated May 6, 2016, between Sharon Tindell and The Container Store Group, Inc.

10.4	Employment Agreement, dated May 6, 2016, between Jodi Taylor and The Container Store Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: May 9, 2016	By:	/s/ Jodi Taylor

Jodi Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement, dated May 6, 2016, between Kip Tindell and The Container Store Group, Inc.

10.2	Third Amended and Restated Employment Agreement, dated May 6, 2016, between Melissa Reiff and The Container Store Group, Inc.

10.3	Third Amended and Restated Employment Agreement, dated May 6, 2016, between Sharon Tindell and The Container Store Group, Inc.

10.4	Employment Agreement, dated May 6, 2016, between Jodi Taylor and The Container Store Group, Inc.